QuickLinks -- Click here to rapidly navigate through this document

Exhibit 32.1

Certification of Chief Executive Officer
of Tipperary Corporation Pursuant to 18 U.S.C. §1350

        In connection with the Annual Report on Form 10-K of Tipperary Corporation (the "Company") for the period ended December 31, 2004, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, David L. Bradshaw, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

  1.
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  2.
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID L. BRADSHAW Name: David L. Bradshaw Title: Chief Executive Officer Date: March 24, 2005

QuickLinks

Certification of Chief Executive Officer of Tipperary Corporation Pursuant to 18 U.S.C. §1350